      NUMBER                                                      UNITS

U-__________

  SEE REVERSE FOR
CERTAIN DEFINITIONS       CHINA OPPORTUNITY ACQUISITION CORP.

                                                                  CUSIP ________

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND TWO WARRANTS EACH TO PURCHASE
ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT ___________________________________________________________

is the owner of ________________________________________________________________
_________________________ Units.

Each Unit ("Unit") consists of one (1) share of common stock, par value $.0001 per share ("Common Stock"), of China Opportunity Acquisition Corp., a Delaware
corporation (the "Company"), and two warrants (the "Warrants"). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $5.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company's completion of a merger, capital stock exchange, asset acquisition or other similar business combination and (ii) ___________, 2007, and will expire unless exercised before 5:00 p.m., New York City Time, on
____________, 2010, or earlier upon redemption (the "Expiration Date"). The
Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to __________, 2006, subject to earlier separation in the discretion of EarlyBirdCapital, Inc. The terms of the Warrants are governed by a Warrant Agreement, dated as of _______, 2006, between the
Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and
are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof.
Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

      This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

      Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By

     __________________________         [LOGO]        __________________________
          Chairman of the Board       [DELAWARE]      Secretary

                       CHINA OPPORTUNITY ACQUISITION CORP.

      The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM - as tenants in common     NIF GIFT MIN ACT - ____ Custodian _____
      TEN ENT - as tenants by the entireties                (Cust)       (Minor)
      JT TEN -  as joint tenants with right        under Uniform Gifts to Minors
                of survivorship and not as         Act ______________
                tenants in common                         (State)

Additional Abbreviations may also be used though not in the above list.

      For value received, ________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

----------------------------------------

----------------------------------------

________________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

___________________________________________________________________________Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________Attorney
to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated ____________________

                             ___________________________________________________
                             NOTICE:  The signature to this assignment must
                                      correspond with the name as written upon
                                      the face of the certificate in every
                                      particular, without alteration or
                                      enlargement or any change whatever.

Signature(s) Guaranteed:

________________________________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO
S.E.C. RULE 17Ad-15).